Exhibit 99.1

Contact:

Brian E. Powers, Chairman and Chief Executive Officer

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

216-243-2449

August 14, 2020
FOR IMMEDIATE RELEASE

Crawford United Corporation Announces Second Quarter 2020 Results

CLEVELAND, OHIO, August 14, 2020 – Crawford United Corporation (OTC: CRAWA), a growth-oriented holding company serving diverse markets, today reported results for the three-month and six-month periods ended June 30, 2020.

For the quarter, sales were $18.6 million compared to $24.5 million in the same period last year, a decrease of 24%.  In this quarter, the Company recorded operating income of $0.5 million compared to operating income of $2.8 million in the same period last year.  Net income was $0.2 million, or $0.07 per fully diluted share, compared to $1.8 million, or $0.57 per fully diluted share in the same period last year.

For the six months ended June 30, 2020, sales were $43.9 million compared to $46.4 million in the same period last year, a decrease of 5%.  In this six-month period, the Company recorded operating income of $3.7 million compared to operating income of $5.4 million in the same period last year.  Net income was $2.3 million, or $0.69 per fully diluted share, compared to $3.6 million, or $1.12 per fully diluted share in the same period last year.

For the quarter and the six months ended June 30, the increases in selling, general and administrative expenses were related to the acquisition of Marine Products International in January.  The decreases in sales, operating income and net income were due to the impact of COVID-19. The pandemic significantly weakened customer demand across the Company's business segments, particularly in late April through May.  The Company took immediate actions, including aggressive management of working capital, elimination of non-critical capital expenditures, reductions in salaried compensation, cuts in discretionary spending, permanent headcount reductions, and temporary layoffs.  In June, consolidated revenue improved as demand from key end markets began to recover, resulting in a positive net income for the month and the quarter.

Brian Powers, Chairman and CEO, stated “Although we faced challenging market conditions in the second quarter as a result of the global pandemic, we remain confident in our ability to pursue and achieve long-term strategic priorities. Crawford United has the stability required to explore opportunities for growing our revenue and improving our profitability, with an eye towards future acquisitions. We will maintain and build upon our strong relationships with key customers and suppliers as we continue to emerge from  the current economic situation.”

About Crawford United Corporation. Crawford United Corporation is a growth-oriented holding company providing specialty industrial products to diverse markets, including healthcare, aerospace, education, transportation, and petrochemical. The company currently operates three business segments. The Aerospace Components business specializes in highly complex precision components for customers in the commercial and military aviation industry, offering complete end-to-end engineering, machining, grinding, welding, brazing, heat treat, and assembly solutions. The Commercial Air Handling business is a leader in designing, manufacturing, and installing highly customized, large-scale commercial, institutional, and industrial air handling solutions. The Industrial Hose business is a premier manufacturer of flexible interlocking metal hoses and a distributor of a full line of branded silicone, plastic, rubber, hydraulic, marine and fuel hose products. For more information, go to www.crawfordunited.com.

Information about Forward Looking Statements. This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward looking statements, or other statements made by the Company, are made based upon management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by such forward looking statements. These uncertainties and factors include the Company’s ability to successfully integrate acquisitions, including the acquisition of MPI Products Inc. (dba Marine Products International), and manage the larger operations of the combined businesses, the Company’s dependence upon a limited number of customers in the aerospace industry, the highly competitive industry in which the Company operates, which includes several competitors with greater financial resources and larger sales organizations, the Company’s ability to capitalize on market opportunities in certain sectors, the Company’s ability to obtain cost effective financing and the Company’s ability to satisfy obligations under its financing arrangements, statements related to the expected effects on the Company’s business of the COVID-19 pandemic, the duration and scope of the COVID-19 pandemic and impact on the demand for the Company’s products,  actions that governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions, the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity, the pace of recovery when the COVID-19 pandemic subsides, general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth, as well as the risks described from time to time in the Company’s reports as filed with the Securities and Exchange Commission. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Brian E. Powers

Chairman & CEO

216-243-2449

bpowers@crawfordunited.com

“Crawford United has a great future behind it.”

CRAWFORD UNITED CORPORATION
Consolidated Income Statement (Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,

	2020		2019		2020		2019
Sales	$18,576,588	100%	$24,514,636	100%	$43,858,162	100%	$46,350,723	100%
Cost of Sales	15,077,549	81%	19,287,703	79%	34,150,980	78%	36,293,902	78%
Gross Profit	3,499,039	19%	5,226,933	21%	9,707,182	22%	10,056,821	22%

Selling, general and administrative expenses	2,968,519	16%	2,435,380	10%	6,038,513	14%	4,694,197	10%
Operating Income	530,520	3%	2,791,553	11%	3,668,669	8%	5,362,624	12%

Interest charges	235,289	1%	284,579	1%	532,710	1%	550,652	1%
Other (income) expense, net	(12,394)	0%	25,535	0%	58,967	0%	1,661	0%
Income before Income Taxes	307,625	2%	2,481,439	10%	3,076,992	7%	4,810,311	10%
Income tax expense	78,788	0%	649,960	3%	772,585	2%	1,233,374	3%
Net income	$228,837	1%	$1,831,479	7%	$2,304,407	5%	$3,576,937	8%

Net income (loss) per common share
Basic	$0.07		$0.66		$0.70		$1.30
Diluted	$0.07		$0.57		$0.69		$1.12

Weighted average shares outstanding
Basic	3,317,665		2,755,916		3,314,573		2,755,764
Diluted	3,319,264		3,212,798		3,316,217		3,196,151

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